SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725

                                           Package Number:  19951226 0EO 004999
-------------------------------------------------------------------------------



This agreement describes the terms and conditions which govern our Prudential Securities Incorporated ("PSI" or "you") cash securities account. We agree to comply with these terms and conditions.

1. Unless we give you written notice to the contrary, we are not and will not be employees of any exchange or a member firm of any exchange of or the NASD. We are the only persons who have an interest in this account.

2. This agreement will remain in effect for the life of the account and contains our entire understanding. We may instruct you to close our account at any time, and we understand we will be responsible for all fees, prior transactions, transactions outstanding as of the time you receive our instruction to close our account, as well as for all subsequent deliveries of our assets.

3. We agree to pay for all transactions no later than 2:00 p.m. (E.T.) on the settlement date. You may require us to prepay for any order. You shall have a general lien on all money, secures or other property ("property") we may have on deposit with you or in which we have an interest, such as a joint account. You may, without notice to us and at your discretion, liquidate or transfer any such property in order to satisfy any indebtedness we may have to you or to relieve you of any risk of a deficit existing in our account. We shall be liable for any remaining deficiency in our account.

4. We agree to conduct our account in accordance with all applicable laws or regulations as well as the rules and practices of any market or clearing house through which our trades may be executed or processed. You may conduct all transactions for us in accordance with the customs and usages of securities firms and of the various exchanges. PSI's failure to comply with any rule or regulation which is not otherwise a breach of this agreement shall not relieve us of our obligations under this agreement.

5. We agree that we will not place a sell order for a security which we do not own or do not intend to deliver at the time we place the order (a "short sale").

6. You may, at your discretion, decline to accept any order from us including instructions to deliver out our account. You





Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725



may require that we transfer our account from PSI. We understand that if we do not promptly transfer our account upon your demand you have the right to liquidate positions in our account at your discretion.

7. We agree to pay commissions, charges, interest and fees at your prevailing rates, which may change without notice to us except as otherwise provided by law. We also agree to pay your reasonable attorneys' fees and interest at the highest lawful rate in the event you take legal action to collect any amount due from us to you.

8. You will send all written communications relating to our account to the mailing address we have given you. We acknowledge that if we have a new address we must advise you of that address. We understand that all communications sent to the address we have given you are deemed to be personally delivered to each of us. We agree that we will have no claim against you based on our failure to receive any communication.

9. All reports of the execution of orders (confirmations) and account statements are binding on us unless we object in writing ten days after mailing to us. We understand that we must advise the Branch Manager at the branch where our account is held, in writing, if we think there is an error or omission in any communication, even if an employee of PSI agrees to correct the error or omission. We understand that, notwithstanding the price at which the execution of an order was reported to us, the actual execution price is binding upon us.

10. If a court, regulatory agency or self-regulatory organization determines that a provision of this agreement is invalid or unenforceable, that decision will apply only to that provision; the rest of the agreement remains in effect. PSI does not waive any of its rights under this agreement, even if it does not insist at all times on strict compliance with all the terms of this agreement. No part of this agreement can be changed unless it is agreed to by us and an officer of PSI in writing.

11. Your client accounts are protected by SIPC and PSI's excess insurance coverage.




Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725
-------------------------------------------------------------------------------



12. This agreement is to be governed by the laws of the State of New York and may be used for the benefit of PSI's successors or assigns. We, as well as our representatives (which can include our heirs, executors, administrators, assigns or attorneys-in-fact) are bound by the terms of this agreement.

13.  -    Arbitration is final and binding on the parties.

     - The parties are waiving their right to seek remedies in court, including the right to jury trial.

     - Pre-arbitration discovery is generally more limited than and different from court proceedings.

     - The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

     - The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

We agree that any controversy arising out of or relating to our account, to transactions with or for our account or any breach of this or any other agreement between us, whether executed or to be executed within or outside of the United States, and whether entered into prior, on or subsequent to the date indicated on the signature page, shall be determined by arbitration. The arbitration may be before either the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. or any other self-regulatory organization of which PSI is a member, as we may elect and shall be governed by the laws of the State of New York. If we do not make such election by registered mail addressed to you at your main office within five (5) days after demand by you that we make such election, then you may make the election. Any notice in connection with such arbitration proceeding may be sent to us by mail and we hereby waive personal service. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, without notice to us. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a




Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725
-------------------------------------------------------------------------------

putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

Partnership Account Agreement

We attest that this is a duly organized limited partnership. All parties authorized to act on behalf of this partnership have executed this agreement on the signature page.

We are fully authorized to act alone on behalf of the partnership and may make any commitments, agreements, and/or modifications, and may enter into transactions of any kind for this account. Each of the partners will sign all agreements as are required in connection with transactions for this account, all of the terms and provisions of such agreements, along with the terms of this agreement shall be binding upon the partnership and upon each partner jointly and severally.

PSI is hereby authorized to accept from any one partner any and all orders for this account, and to act thereon, including, but not limited to, the cash purchase or sale of securities as well as for the payment of money, including payments to the person giving the order or any other action with respect thereto.

PSI is also authorized to deliver to any one of the partners, securities held to the credit of this account and to pay to any one of the partners, monies held by PSI to the credit of this account.

PSI is further authorized to accept from each and any one of the partners all orders and instructions, whether written or oral, which are hereby deemed ratified and approved by and binding upon the others. Confirmations and other communications relating to this account may be sent by PSI to any one of the general partners.




Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725
-------------------------------------------------------------------------------


Each of us understands that, under the Rules of Fair Practice of the National Association of Securities Dealers, securities in certain public offerings may not be sold to any of the following:

(1) any officer, director, employee or agent of Prudential Securities Incorporated;

(2) any officer, general partner, director, employee or agent of any other broker/dealer;

(3) any senior officer of a bank, savings and loan company, insurance company, registered investment company, registered investment advisory company or any other institutional type domestic or foreign company engaged directly or indirectly in buying or selling securities;

(4) any employee of one of the institutions in #3 above who works in the securities department of that institution or whose activities directly or indirectly involve or may influence the function of buying or selling securities for that institution;

(5) any person who may be in a position to act as a finder as to offerings or in a fiduciary capacity to entities who may be underwriters of offerings (such as, for example, attorneys, accountants, etc.); or

(6) a member of the immediate family of any person in #s (1) through (5) above. ("Immediate family" for these purposes includes parents, parent-in-law, spouse, sibling, sibling-in-law, children, or any relative to whose support the person contributes directly or indirectly.

We represent that there (check one): is ____ is not ____ any party to this account who is a person described in numbers (1) through (6) of this partnership account agreement.

Interest Charge and Account Information

1. If any credit is extended to or maintained for me by Prudential Securities Incorporated (PSI) for the purpose of purchasing, carrying or trading in any securities or otherwise, I will be charged interest.




Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725
-------------------------------------------------------------------------------



2. If I maintain a margin account with PSI, a portion of the purchase price must be paid on or before the Due Date (which is the settlement date), pursuant to the rules and regulations of the Federal Reserve Board, and the balance is loaned to me. This loaned portion creates the debit balance upon which interest is charged. Each additional purchase adds to my debit balance, as do my interest charges and any other charge which may be assessed to my account.

3. Interest is charged on both margin accounts and cash accounts as set forth in paragraphs 4 and 5 below. Such interest is charged at an annual rate of up to 2 1/2% above the Prudential Securities Base Loan Rate (the "Base Loan Rate"). The differential above the Base Loan Rate applicable to my account will be disclosed to me in writing. The Base Loan Rate will not exceed the higher of (a) short term market rates at which the corporation borrows funds to which a premium, generally not to exceed 250 basis points, has been added or (b) competitive Base Loan Rates posted by other selected broker-dealers. PSI will periodically reset the Base Loan Rate and the rate applied to my account will change without notice in accordance with the resets. When the Base Loan Rate changes during an interest period, interest will be calculated according to the number of days each rate is in effect during the period. If the rate of interest charged to me is increased for any reason, other than the change in the Base Loan Rate, I will be given at least thirty (30) days' prior written notice. I may contact my Financial Advisor to obtain the current Base Loan Rate. Your loan agreements with your clients are governed by the laws of the State of New York, where PSI maintains its principal place of business.

4. If I maintain a securities account with PSI, an interest charge will be assessed if payment in full for securities purchased is not received by PSI on or before the Due Date which appears on the trade confirmation. The interest rate I will be charged for such late payments in my cash account will be equal to the Base Loan Rate plus 2 1/2%.

5. If I maintain a cash and margin account, any credit or debit balance in my cash account will be combined with the balance in my margin account for the purpose of computing interest. Interest charges will be made to my margin account. The interest charged to my account by the close of the charge period is added to the debit balance for the next charge period unless paid. The




Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725
-------------------------------------------------------------------------------



credit generated by any short sales, including short sales against the box, does not reduce my debit balance for the purpose of computing interest until the short position is covered.

6. Your interest period runs from the Friday following the third Thursday of the prior month to the third Thursday of the current month. Interest is calculated on the average net daily debit balance which includes any credit (but not credit for short sales) and debit balances in my cash and margin accounts during the interest period. The interest charge is determined by multiplying the average net daily debit balance by the rate of interest and by a fraction, the numerator of which is the number of days in the interest period and the denominator of which is 360. (The amount of interest charged in this manner is approximately 1/100 or one percent higher than if the actual 365-day year were utilized in the calculation). This interest calculation is consistent with the manner in which PSI is generally charged interest by its creditors. My monthly statement will show the average daily balance and the interest rate used to arrive at the amount of interest charged.

7. The NASD requires that I am advised of the following:

LIMIT ORDERS: By accepting my limit order for transactions in securities in the NASDAQ market, you undertake to monitor the interdealer market and seek to execute my order in accordance with the applicable NASD rule and interpretation thereof. The NASD rule provides as follows:

"A member firm that accepts and holds an unexecuted limit order from its customer in a NASDAQ security and that continues to trade the subject security for its own market-making account at prices that would satisfy the customer's limit order, without executing that limit order under the specific terms and conditions by which the order was accepted by the firm, shall be deemed to have acted in a manner inconsistent with just and equitable principles of trade, in violation of Article III, Section 1 of the Rules of Fair Practice. Nothing in this section, however, requires members to accept limit orders from their customers."

8. Funds arising from various securities transactions are transmitted to the firm directly from issuers and offerors and



Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725
-------------------------------------------------------------------------------


through various intermediaries, including securities depositories. Periodically those intermediaries pass on to their participant broker-dealers, including PSI, some or all of the interest they earn on the funds. Typically, this interest is earned as a result of the method of payment utilized, e.g. the intermediary receives same day funds but credits its participant broker-dealers in next day funds. To the extent PSI receives such interest payments from an intermediary, the firm retains them.

9. FDIC rules require that I am informed that Prudential Securities Incorporated is not a bank and that securities offered through PSI are not backed or guaranteed by any bank or insured by the FDIC unless otherwise expressly indicated.

I am invited to ask my Financial Advisor for more details about the above, including PSI's margin requirements, lending rate, and the variations in these requirements.

Disclosure Statement:  Payment for Order Flow

New SEC Requirement

On October 2, 1995, the Securities and Exchange Commission implemented a requirement that brokerage firms disclose to their customers their policies and practices regarding receipt of "payment for order flow." For this purpose, "payment for order flow" is compensation paid to a brokerage firm by a registered securities exchange or association (such as the New York Stock Exchange, the American Stock Exchange, a regional stock exchange, and the National Association of Securities Dealers, Inc.) or by another broker dealer, in return for directing customer orders for execution. Examples of non-cash compensation include reciprocal arrangements, discounts, rebates, or reductions or credits against fees that would otherwise be payable in full by the brokerage firm.

Our Policy

Certain exchanges offer credits against their fees if a member organization's order flow is sufficient. The New York Stock Exchange, for example, reduces the fees charged to Prudential Securities for use of the Exchange's "Superdot" automated order-




Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725
-------------------------------------------------------------------------------



entry system. Other types of payment for order flow PSI may receive include profit participations from specialists on regional exchanges in connection with the overall profitability of the specialist unit in the stocks in which we route orders to the specialist. We route orders to those specialists if we can be reasonably sure that doing so will result in best execution of the customers' orders. If you wish not to have a particular order, or any of your orders, sent to a regional specialist, please let your Financial advisor know.

The factors we consider in determining where to send an order include (1) opportunity for price improvement over other available prices, (2) reputation of the exchange specialist who makes the market in the stock, (3) size of the order, and (4) quality of previous order executions.

Trade-by-Trade Disclosure

The confirmations for trades executed through SuperDot and confirmations for orders routed to regional specialists will state as follows: "Prudential Securities acted as broker on this transaction. Transactions in these securities are subject to payment for order flow. The nature and source of additional cash or non-cash compensation, if any, received by us in connection with your transaction will be provided upon written request."

Price Improvement

When an order is executed at a price that is more favorable than existing quotations, it has received "price improvement." When orders are routed to SuperDot or a regional specialist, they are exposed to other orders, if any, represented in that exchange at that time. In that way, they may receive an execution between the existing bid/asked spread, which would be at a more favorable price than an order to buy executed at the specialist's bid.

Subject to rules of the Intermarket Trading System and related "trade through" rules, the regional specialists guarantee executions of market orders at least as favorable as the best displayed bid (for a sale) or offer (for a purchase) at the time of such execution on any national market for the stock. In some cases, orders are sent from one marketplace to another if that would result in a better execution.



Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725
-------------------------------------------------------------------------------


Periodically, Prudential Securities assesses the quality of the markets to which it routes order flow, as well as that of competing markets.















Please remember to sign this agreement and provide your tax identification number, if applicable, on the signature page.

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725
-------------------------------------------------------------------------------



By signing this agreement, we acknowledge that we have read a copy of this agreement, and that we understand and agree to the following:

                            Securities Agreement - 70
                       Partnership Account Agreement - 61

W-9:  Payer's Request For Taxpayer Identification Number

Is this your correct Employer I.D. Number? If not, please enter the correct Employer I.D. Number in the appropriate boxes.

Employer I.D. Number                   or    Corrected Employer I.D. Number
                                                 (Please Omit Dashes)
--- --- --- --- --- --- --- --- --- ---   --- --- --- --- --- --- --- --- ---
 F | 9 | 5 | 4 | 1 | 9 | 9 | 8 | 4 | 6    | F |   |   |   |   |   |   |   |  |
--- --- --- --- --- --- --- --- --- ---   --- --- --- --- --- --- --- --- ---
_______________________________________________________________________________
For Payees Exempt from Backup Withholding (See Instructions On The Next Page)
_______________________________________________________________________________
Under penalties of perjury I certify that:

1) the number on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding (does not apply to real estate transactions, mortgage interest paid, the acquisition of abandonment of secured property, contributions to an individual retirement arrangement (IRA), and payments other than interest and dividends).
You must cross out item 2) if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. Requester: Prudential Securities Incorporated - One Seaport Plaza, New York, NY 10292

SECURITIES AGREEMENT                                               Exhibit 5(a)

Limited Partnership  -  Cash Account                      PRUDENTIAL SECURITIES
-------------------------------------------------------------------------------
UNION COMMUNICATIONS CO.                   Account Number: 0EO 334237 A4
ATTN PARVIZ NAZARIAN                       TIN # F95-4199846
2000 PASADENA AVENUE
LOS ANGELES  CA  90031-1725
-------------------------------------------------------------------------------



This agreement also contains a pre-dispute arbitration clause on page 2 at paragraph 13

Signature   /s/ Parviz Nazarian                 Date  __________________
I agree to the terms of this agreement and attest that the certifications made on the W-9 above are true.


______________________________________  _______________________________________
I agree to the terms of this agreement. I agree to the terms of this agreement.


______________________________________  _______________________________________
I agree to the terms of this agreement. I agree to the terms of this agreement.


______________________________________  _______________________________________
I agree to the terms of this agreement. I agree to the terms of this agreement.



Please keep one set for yourself and return the other entire set to PSI in the envelope provided.



PRUDENTIAL SECURITIES INCORPORATED
ONE SEAPORT PLAZA, NEW YORK, NY  10292